Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,594	$2,611
Short-term investments	1,032	514
Accounts receivable, net	99	155
Mortgage loans held for sale	93	107
Inventory	494	3,913
Prepaid expenses and other current assets	386	153
Restricted cash	92	227
Total current assets	4,790	7,680
Contract cost assets	31	35
Property and equipment, net	234	215
Right of use assets	140	130
Goodwill	2,374	2,374
Intangible assets, net	165	180
Other assets	86	81
Total assets	$7,820	$10,695
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$24	$17
Accrued expenses and other current liabilities	119	161
Accrued compensation and benefits	102	108
Borrowings under credit facilities	88	2,312
Deferred revenue	56	51
Lease liabilities, current portion	23	24
Securitization term loans	790	1,209
Total current liabilities	1,202	3,882
Lease liabilities, net of current portion	156	148
Convertible senior notes	1,656	1,319
Other long-term liabilities	4	5
Total liabilities	3,018	5,354
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,298	7,001
Accumulated other comprehensive income (loss)	(1)	7
Accumulated deficit	(1,495)	(1,667)
Total shareholders’ equity	4,802	5,341
Total liabilities and shareholders’ equity	$7,820	$10,695

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data which are presented in thousands, and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Homes	$3,721	$704
IMT	490	446
Mortgages	46	68
Total revenue	4,257	1,218
Cost of revenue (1):
Homes	3,537	645
IMT	65	47
Mortgages	20	19
Total cost of revenue	3,622	711
Gross profit	635	507
Operating expenses:
Sales and marketing (1)	307	197
Technology and development (1)	114	120
General and administrative (1)	119	101
Restructuring costs (1)	38	—
Acquisition-related costs	—	1
Total operating expenses	578	419
Income from operations	57	88
Loss on extinguishment of debt	(14)	(1)
Other income	8	2
Interest expense	(44)	(40)
Income before income taxes	7	49
Income tax benefit	9	3
Net income	$16	$52
Net income per share:
Basic	$0.06	$0.21
Diluted	$0.06	$0.20
Weighted-average shares outstanding:
Basic	248,542	243,234
Diluted	251,963	259,346
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$3
Sales and marketing	12	10
Technology and development	29	26
General and administrative	38	25
Restructuring costs	9	—
Total	$91	$64
Other Financial Data:
Income (loss) before income taxes:
Homes segment	$(68)	$(58)
IMT segment	108	143
Mortgages segment	(27)	(2)
Corporate items (2)	(6)	(34)
Total income before income taxes	$7	$49
Adjusted EBITDA (3):
Homes segment	$23	$(33)
IMT segment	209	209
Mortgages segment	(12)	6
Total Adjusted EBITDA	$220	$182
(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income on a consolidated basis and income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures, for each of the periods presented.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$16	$52
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43	29
Share-based compensation	91	64
Amortization of right of use assets	6	7
Amortization of contract cost assets	8	10
Amortization of debt discount and debt issuance costs	23	25
Loss on extinguishment of debt	14	1
Inventory valuation adjustment	5	—
Deferred income taxes	—	(3)
Other adjustments to reconcile net income to cash provided by operating activities	(3)	9
Changes in operating assets and liabilities:
Accounts receivable	56	(13)
Mortgage loans held for sale	14	57
Inventory	3,414	19
Prepaid expenses and other assets	(247)	(29)
Contract cost assets	(4)	(10)
Lease liabilities	(9)	(7)
Accounts payable	6	(2)
Accrued expenses and other current liabilities	(43)	25
Accrued compensation and benefits	(6)	2
Deferred revenue	5	5
Other long-term liabilities	3	—
Net cash provided by operating activities	3,392	241
Investing activities
Proceeds from maturities of investments	—	920
Purchases of investments	(525)	—
Purchases of property and equipment	(33)	(12)
Purchases of intangible assets	(5)	(4)
Net cash provided by (used in) investing activities	(563)	904
Financing activities
Proceeds from issuance of Class C capital stock, net of issuance costs	—	545
Proceeds from borrowings on credit facilities	—	126
Repayments of borrowings on credit facilities	(2,205)	(88)
Net repayments on warehouse line of credit and repurchase agreements	(25)	(46)
Repurchases of Class A common stock and Class C capital stock	(348)	—
Settlement of long term debt	(439)	—
Proceeds from exercise of stock options	36	61
Net cash provided by (used in) financing activities	(2,981)	598
Net increase (decrease) in cash, cash equivalents and restricted cash during period	(152)	1,743
Cash, cash equivalents and restricted cash at beginning of period	2,838	1,779
Cash, cash equivalents and restricted cash at end of period	$2,686	$3,522
Supplemental disclosures of cash flow information
Cash paid for interest	$25	$14
Noncash transactions:
Write-off of fully amortized intangible assets	$168	$1
Write-off of fully depreciated property and equipment	18	12
Recognition of operating right of use assets and lease liabilities	16	—
Capitalized share-based compensation	10	4
Property and equipment purchased on account	1	1

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of share-based compensation, restructuring costs, acquisition-related costs, the loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of share-based compensation, restructuring costs, acquisition-related costs, the loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net income, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data which are presented in thousands, and per share data, unaudited):

	Three Months Ended March 31,
	2022	2021
Net income, as reported	$16	$52
Share-based compensation	82	64
Restructuring costs	38	—
Acquisition-related costs	—	1
Loss on extinguishment of debt	14	1
Income taxes	(9)	(3)
Net income, adjusted	$141	$115
Non-GAAP net income (loss) per share:
Basic	$0.56	$0.48
Diluted	$0.49	$0.44
Weighted-average shares outstanding:
Basic	248,542	243,234
Diluted	285,818	259,346
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended March 31,
	2022	2021
Denominator for basic calculation	248,542	243,234
Effect of dilutive securities:
Option awards	2,558	12,437
Unvested restricted stock units	863	3,675
Convertible senior notes due in 2026, 2025 and 2024	33,855	—
Denominator for dilutive calculation	285,818	259,346

Segment Results of Operations
The following tables present our segment results for the periods presented (in millions, unaudited):

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	Homes	IMT	Mortgages	Homes	IMT	Mortgages
Revenue	$3,721	$490	$46	$704	$446	$68
Cost of revenue	3,537	65	20	645	47	19
Gross profit	184	425	26	59	399	49
Operating expenses:
Sales and marketing	142	142	23	55	117	25
Technology and development	12	92	10	33	79	8
General and administrative	24	77	18	25	59	17
Restructuring costs	30	6	2	—	—	—
Acquisition-related costs	—	—	—	—	1	—
Total operating expenses	208	317	53	113	256	50
Income (loss) from operations	(24)	108	(27)	(54)	143	(1)
Segment other income	6	—	1	—	—	1
Segment interest expense	(36)	—	(1)	(4)	—	(2)
Loss on extinguishment of debt	(14)	—	—	—	—	$—
Income (loss) before income taxes (1)	$(68)	$108	$(27)	$(58)	$143	$(2)
(1) The following table presents the reconciliation of total segment income (loss) before income taxes to consolidated income before income taxes for the periods presented (in millions):

	Three Months Ended March 31,
	2022	2021
Total segment income before income taxes	$13	$83
Corporate interest expense	(7)	(34)
Corporate other income	1	1
Loss on extinguishment of debt	—	(1)
Consolidated income before income taxes	$7	$49

Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.

Key Metrics
The following table presents our visits and average monthly unique users for each of the periods presented (in millions):

	Three Months Ended March 31,		2021 to 2022 % Change
	2022	2021
Visits (1)	2,627	2,511	5%
Average monthly unique users (2)	211	221	(5)%

(1) Visits includes visits to the Zillow, Trulia and StreetEasy mobile apps and websites. We measure Zillow and StreetEasy visits with Google Analytics and Trulia visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions):

	Three Months Ended March 31,		2021 to 2022 % Change
	2022	2021
Purchase loan origination volume	$123	$115	7%
Refinance loan origination volume	578	1,052	(45)%
Total loan origination volume	$701	$1,167	(40)%

Selected Historical Data

Beginning with the three months ended March 31, 2022, we present rentals revenue as a separate revenue category. The following tables set forth selected historical IMT revenue by revenue category for each of the periods presented (in millions, unaudited):

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Premier Agent	$354	$359	$349	$334
Rentals	60	67	73	64
Other	69	55	54	48
Total IMT revenue	$483	$481	$476	$446

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Premier Agent	$314	$299	$192	$242
Rentals	60	67	51	44
Other	50	49	37	45
Total IMT revenue	$424	$415	$280	$331